Exhibit 99(b)

                                      THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                                             SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
                                                           DECEMBER 31, 2001
                       --------------------------------------------------------------------------------------

                                                                                            Gross Amount at Which
                         Intial Costs to the Partnership                                   Carried at Close of Year
                       -----------------------------------     Costs     -----------------------------------------------------------
                                                            Capitalized
                                               Building &  Subsequent to              Building &    Total      Year of       Date
     Description       Encumbrances   Land    Improvements  Acquisition     Land     Improvements (a)(b)(c)  Construction  Acquired
---------------------- ------------ --------- ------------ ------------- ----------- ------------ ---------- ------------ ----------
Properties:

Office Building
Lisle, IL                  None     1,780,000  15,743,881     5,037,547    1,780,000   20,781,428  22,561,428    1985     Apr., 1988

Garden Apartments
Atlanta, GA                None     3,631,212  11,168,904       896,490(b) 3,631,212   12,065,394  15,696,606    1987     Apr., 1988

Retail Shopping Center
Roswell, GA                None     9,454,622  21,513,677     1,910,005    9,462,951   23,415,353  32,878,304    1988     Jan., 1989

Office/Warehouse
Bolingbrook, IL            None     1,373,199   7,302,518       363,903    1,373,199    7,666,421   9,039,620    1989     Feb., 1990

Garden Apartments
Raleigh, NC                None     1,623,146  14,135,553       182,140    1,623,146   14,317,693  15,940,839    1995     Jun., 1995

Office Building
Brentwood, TN              None     1,797,000   6,588,451     1,592,218    1,797,377    8,180,292   9,977,669    1982     Oct., 1995

Office Park
Oakbrook Terrace, IL       None     1,313,310  11,316,883     1,385,288    1,313,821   12,701,660  14,015,481    1988     Dec., 1995

Office Building
Beaverton, OR              None       816,415   9,897,307     1,275,482      844,751   11,144,453  11,989,204    1995     Dec., 1996

Industrial Building
Salt Lake City, UT         None       582,457   4,805,676     1,179,974      702,323    5,865,784   6,568,107    1997     Jul., 1997

Industrial Building
Aurora, CO                 None     1,338,175   7,202,411     1,590,931    1,415,159    8,716,358  10,131,517    1997     Sep., 1997

Office Complex
Brentwood, TN              None     2,425,000   7,063,755       123,268    2,453,117    7,158,906   9,612,023    1987     Oct., 1997

                                   ---------- ------------ ------------- ----------- ------------ -----------
                                   26,134,536  116,739,016    15,537,246  26,397,056  132,013,742 158,410,798
                                   ========== ============ ============= =========== ============ ===========

                                        2001           2000            1999
                                    ------------   ------------    ------------

(a)  Balance at beginning of year    154,613,404    172,606,825     170,045,055
      Additions:
       Acquistions                             0              0               0
       Improvements, etc               3,797,394      2,480,354       2,561,770
      Deletions:
       Sale                                    0    (20,473,775)              0

                                    ------------   ------------    ------------
     Balance at end of year          158,410,798    154,613,404     172,606,825
                                    ============   ============    ============

(b)  Net of $1,000,000 settlement received from lawsuit.


                                      F26

                                      THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                                             SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
                                                           DECEMBER 31, 2001
                       --------------------------------------------------------------------------------------

                                                                                            Gross Amount at Which
                         Intial Costs to the Partnership                                   Carried at Close of Year
                       -----------------------------------     Costs     -----------------------------------------------------------
                                                            Capitalized
                                               Building &  Subsequent to              Building &    Total      Year of       Date
     Description       Encumbrances   Land    Improvements  Acquisition     Land     Improvements (a)(b)(c)  Construction  Acquired
---------------------- ------------ --------- ------------ ------------- ----------- ------------ ---------- ------------ ----------

Interest in Properties:

Garden Apartments
Jacksonville, FL         9,996,863   2,750,000  14,650,743   2,310,482     2,750,000  16,961,225  19,711,225      1973   Sept., 1999

Retail Shopping Center
Kansas City MO and KS*  15,222,363   5,710,916  15,211,504     223,293     5,710,916  15,434,797  21,145,713    Various  Sept., 1999
                                                                                                                Ranging
                                                                                                                 From
                                                                                                               1972-1992

Garden Apartments
Gresham/Salem, OR        8,863,334   3,063,000  15,318,870     433,212     3,063,000  15,752,082  18,815,082    Various   Feb., 2001
                                                                                                                Ranging
                                                                                                                 From
                                                                                                               1971-1983

Retail Shopping Center
Hampton, VA             10,134,324   2,339,100  12,767,956           0     2,339,100  12,767,956  15,107,056      1998    May, 2001

                        ----------  ----------  ----------  ----------    ----------  ----------  ----------
                        44,216,884  13,863,016  57,949,073   2,966,987    13,863,016  60,916,060  74,779,076
                        ==========  ==========  ==========  ==========    ==========  ==========  ==========

                                             2001        2000        1999
                                          ----------  ----------  -----------

(a)  Balance at beginning of year         25,121,329  22,587,869            0
      Additions:
       Acquistions                        33,488,926           0   38,556,018
       Improvements, etc                   1,674,862   2,162,457            0
      Deletions:
       Sale                                        0           0            0

     Encumbrances on Joint Ventures
      accounted for by the equity method     374,783     371,003  (15,968,149)

                                          ----------  ----------  -----------
     Balance at end of year               60,659,900  25,121,329   22,587,869
                                          ==========  ==========  ===========


* Partnership interest accounted for by the equity method.


                                      F27

                      Report of Independent Accountants on

                          Financial Statement Schedules



To the Partners of The Prudential
Variable Contract Real Property Partnership:

Our audits of the consolidated financial statements referred to in our report dated February 15, 2002 appearing in this Annual Report on Form 10-K also included an audit of the financial statement schedules listed in Item 14(a)(2) of this Form 10-K. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.



PricewaterhouseCoopers LLP
New York, New York
February 15, 2002